Exhibit 99.1

CUSIP No. 50181P100

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of LCNB Corp., an Ohio corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: January 19, 2022	John C. Lame and Susan K. Lame Irrevocable Trust

	By:	/s/John C. Lame
John C. Lame, Co-Trustee

	By:	/s/ Susan K. Lame
Susan K. Lame, Co-Trustee

Dated: January 19, 2022	John C. Lame IRA

	By:	/s/John C. Lame
John C. Lame

Dated: January 19, 2022	John C. Lame Roth Contributory IRA

	By:	/s/John C. Lame
John C. Lame

Dated: January 19, 2022	Susan K. Lame Roth Contributory IRA

	By:	/s/Susan K. Lame
Susan K. Lame

Dated: January 19, 2022	Susan K. Lame IRA

	By:	/s/Susan K. Lame
Susan K. Lame

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